USABANC.COM, INC.

                              EMPLOYEE SAVINGS PLAN

                           (Effective August 1, 1999)

                                                                     Exhibit 4.2

                                USABANC.COM, INC.
                              EMPLOYEE SAVINGS PLAN

                           (Effective August 1, 1999)

         USABanc.com, Inc. (the "Company") hereby adopts the USABanc.com, Inc. Employee Savings Plan (the "Plan") effective August 1, 1999, subject to the subsequent condition that the Internal Revenue Service issues a determination that the Plan meets all applicable requirements of section 401(a) of the Code (as defined in subsection 1(f)), that employer contributions thereto are deductible under section 404 of the Code and that the trust fund maintained with respect thereto is tax exempt under section 501(a) of the Code. The Plan, as herein amended and restated, shall apply only to an Employee who is credited with an Hour of Service (as defined in subsection 1(o)) on or after August 1, 1999.


                                                 USABANC.COM, INC.
                                               EMPLOYEE SAVINGS PLAN

                                            (Effective August 1, 1999)

                                                 TABLE OF CONTENTS
                                                 -----------------

Section                                                                                                       Page
1                 DEFINITIONS.....................................................................................1
                  (a)               Accrued Benefit ..............................................................1
                  (b)               Administrator or Plan Administrator ..........................................1
                  (c)               Annual Additions .............................................................1
                  (d)               Board of Directors ...........................................................1
                  (e)               Break in Service .............................................................1
                  (f)               Code .........................................................................1
                  (g)               Committee ....................................................................2
                  (h)               Company ......................................................................2
                  (i)               Compensation .................................................................2
                  (j)               Disability ...................................................................2
                  (k)               Employee .....................................................................2
                  (l)               ERISA ........................................................................3
                  (m)               Fiduciary ....................................................................3
                  (n)               Fund .........................................................................3
                  (o)               Hour of Service ..............................................................3
                  (p)               Investment Category ..........................................................4
                  (q)               Investment Manager ...........................................................4
                  (r)               Limitation Year ..............................................................4
                  (s)               Matching Account .............................................................4
                  (t)               Member .......................................................................4
                  (u)               Normal Retirement Date .......................................................4
                  (v)               Parent Company Stock .........................................................4
                  (w)               Participating Company ........................................................5
                  (x)               Period of Service ............................................................5
                  (y)               Period of Severance ..........................................................5
                  (z)               Plan .........................................................................5
                  (aa)              Plan Year ....................................................................5
                  (ab)              Related Entity ...............................................................5
                  (ac)              Rollover Account .............................................................6
                  (ad)              Salary Reduction Account .....................................................6
                  (ae)              Service ......................................................................6
                  (af)              Severance Date ...............................................................6
                  (ag)              Trust Agreement ..............................................................8
                  (ah)              Trustee ......................................................................8


                                       ii



                                                 USABANC.COM, INC.
                                               EMPLOYEE SAVINGS PLAN

                                            (Effective August 1, 1999)

                                                 TABLE OF CONTENTS
                                                 -----------------
Section                                                                                                        Page

                  (ai)              Valuation Date ...............................................................8

2                 ADMINISTRATION OF THE PLAN......................................................................9
                  (a)               Allocation of Responsibility.  ...............................................9
                  (b)               Plan Administrator.  .........................................................9
                  (c)               Committee.  ..................................................................9
                  (d)               Powers of Board of Directors.  ..............................................10
                  (e)               Powers of Trustee.  .........................................................11
                  (f)               Claims.  ....................................................................11
                  (g)               Fiduciary Compensation.  ....................................................12
                  (h)               Plan Expenses.  .............................................................12
                  (i)               Fiduciary Insurance.  .......................................................12
                  (j)               Indemnification.  ...........................................................12

3                 PARTICIPATION IN THE PLAN......................................................................13
                  (a)               Initial Eligibility..........................................................13
                  (b)               Measuring Service.  .........................................................14
                  (c)               Termination and Requalification.  ...........................................14
                  (d)               Commencement of Participation.  .............................................14
                  (e)               Special Rule for Rollovers.  ................................................15
                  (f)               Termination of Membership.  .................................................15

4                 MEMBER AND PARTICIPATING COMPANY CONTRIBUTIONS.................................................16
                  (a)               Salary Reduction Contributions.  ............................................16
                  (b)               Salary Reduction Contribution Limitations.  .................................16
                  (c)               Salary Reduction Account.  ..................................................18
                  (d)               Participating Company Matching Contributions.................................18
                  (e)               Matching Account.  ..........................................................20
                  (f)               Compliance with Salary Reduction Contributions
                                      Discrimination Tests.......................................................20
                  (g)               Compliance with Participating Company Matching
                                      Contributions Discrimination Tests.  ......................................24
                  (h)               Payroll Taxes.  .............................................................28
                  (i)               Rollovers....................................................................28
                  (j)               Other Member Contributions.  ................................................29
                  (k)               Deductibility.  .............................................................29


                                       iii



                                                 USABANC.COM, INC.
                                               EMPLOYEE SAVINGS PLAN

                                            (Effective August 1, 1999)

                                                 TABLE OF CONTENTS
                                                 -----------------
Section                                                                                                        Page

                  (l)               Military Service.  ..........................................................29

5                 MAXIMUM CONTRIBUTIONS AND BENEFITS.............................................................30
                  (a)               Defined Contribution Limitation.  ...........................................30
                  (b)               Combined Limitation..........................................................31
                  (c)               Combined Limitation Computation..............................................31
                  (d)               Definition of "Compensation" for Code Limitations............................32
                  (e)               Transition Provision.........................................................34

6                 ADMINISTRATION OF FUNDS........................................................................35
                  (a)               Investment Control.  ........................................................35
                  (b)               Parent Company Stock.  ......................................................35
                  (c)               Member Elections.  ..........................................................35
                  (d)               No Member Election.  ........................................................36
                  (e)               Facilitation.  ..............................................................36
                  (f)               Valuations.  ................................................................36
                  (g)               Allocation of Gain or Loss.  ................................................36
                  (h)               Bookkeeping.  ...............................................................37

7                 BENEFICIARIES AND DEATH BENEFITS.  ............................................................38
                  (a)               Designation of Beneficiary.  ................................................38
                  (b)               Beneficiary Priority List.  .................................................38
                  (c)               Proof of Death.  ............................................................39
                  (d)               Divorce.  ...................................................................39

8                 BENEFITS FOR MEMBERS...........................................................................40
                  (a)               Retirement Benefit...........................................................40
                  (b)               Death Benefit.  .............................................................40
                  (c)               Disability Benefit.  ........................................................40
                  (d)               Termination of Employment Benefit............................................40
                  (e)               Time of Forfeiture.  ........................................................40

9                 DISTRIBUTION OF BENEFITS.......................................................................42
                  (a)               Commencement.................................................................42
                  (b)               Benefit Form.  ..............................................................43
                  (c)               Benefit Election.  ..........................................................43


                                       iv



                                                 USABANC.COM, INC.
                                               EMPLOYEE SAVINGS PLAN

                                            (Effective August 1, 1999)

                                                 TABLE OF CONTENTS
                                                 -----------------
Section                                                                                                        Page

                  (d)               Distributions in Kind.  .....................................................43
                  (e)               Deferred Payments.  .........................................................43
                  (f)               Withholding.  ...............................................................43
                  (g)               Compliance with Code Requirements.  .........................................43
                  (h)               Distribution Limitations.  ..................................................44
                  (i)               Rollover Election............................................................44

10.               IN-SERVICE DISTRIBUTIONS.......................................................................47
                  (a)               General Rule.................................................................47
                  (b)               Elective Distributions.......................................................47
                  (c)               Age 59 1/2...................................................................47
                  (d)               Hardship.....................................................................47

11                LOANS..........................................................................................50
                  (a)               Availability.................................................................50
                  (b)               Minimum Requirements.........................................................50
                  (c)               Accounting...................................................................52

12                TITLE TO ASSETS................................................................................53

13                AMENDMENT AND TERMINATION......................................................................54
                  (a)               Amendment....................................................................54
                  (b)               Termination..................................................................54
                  (c)               Conduct on Termination.......................................................54

14                LIMITATION OF RIGHTS...........................................................................56
                  (a)               Alienation...................................................................56
                  (b)               Qualified Domestic Relations Order Exception.................................56
                  (c)               Employment...................................................................56

15                MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS............................................58

16                PARTICIPATION BY RELATED ENTITIES..............................................................59
                  (a)               Commencement.................................................................59
                  (b)               Termination..................................................................59
                  (c)               Single Plan..................................................................59


                                        v



                                                 USABANC.COM, INC.
                                               EMPLOYEE SAVINGS PLAN

                                            (Effective August 1, 1999)

                                                 TABLE OF CONTENTS
                                                 -----------------
Section                                                                                                        Page

                  (d)               Delegation of Authority......................................................59

17                TOP-HEAVY REQUIREMENTS.........................................................................60
                  (a)               General Rule.................................................................60
                  (b)               Calculation of Top-Heavy Status..............................................60
                  (c)               Definitions..................................................................60
                  (d)               Combined Benefit Limitation..................................................63
                  (e)               Vesting......................................................................63
                  (f)               Minimum Contribution.........................................................63

18                MISCELLANEOUS..................................................................................65
                  (a)               Incapacity...................................................................65
                  (b)               Reversions...................................................................65
                  (c)               Employee Data................................................................66
                  (d)               In Writing Requirement.......................................................66
                  (e)               Doubt as to Right to Payment.................................................66
                  (f)               Inability to Locate Distributee..............................................66
                  (g)               Estoppel of Members and Their Beneficiaries..................................67
                  (h)               Law Governing................................................................67
                  (i)               Pronouns.....................................................................67
                  (j)               Interpretation...............................................................67

1.       DEFINITIONS
         -----------

                  (a) "Accrued Benefit" shall mean on any date of determination the value of a Member's share of the Fund.
                  (b) "Administrator" or "Plan Administrator" shall mean a plan administrator within the meaning of the Code and ERISA. The Company shall be the Administrator.
                  (c) "Annual Additions" shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in sections 415(l) and 419A(d) of the Code, which are (A) allocated to an account which provides medical benefits under section 401(h) or 419(c) of the Code and (B) treated as "Annual Additions" to the account of a Member under such provisions of the Code. "Annual Additions" shall include excess contributions as defined in section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in section 401(m)(6)(B) of the Code and excess deferrals as described in section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include (i) rollover contributions (as defined in sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code), (ii) employee contributions to a simplified employee pension plan which are excludable from gross income under section 408(k)(6) of the Code or (iii) "buy-back" contributions made under subsection 8(d)(iv) of the Plan.
                  (d) "Board of Directors" shall mean the Board of Directors of the Company or any committee or delegee thereof designated in accordance with subsection 2(d).
                  (e) "Break in Service" shall mean a Period of Severance of at least five years.
                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the same as may be further amended from time to time.

                  (g) "Committee" shall mean the individual or group of individuals designated to control and manage the operation and administration of the Plan to the extent set forth herein.
                  (h)  "Company" shall mean USABanc.com, Inc.
                  (i) "Compensation" shall mean the base salary, hourly wages (including overtime wages), bonus, commissions and other incentives paid to an Employee for services by a Participating Company. "Compensation" shall also include amounts of base salary, hourly wages, bonus, commissions and other incentives which an Employee elects to have withheld from his remuneration for services under this Plan or a plan which meets the requirements of section 125 of the Code. "Compensation" shall not include (i) income from exercise of stock options, receipt or vesting of restricted stock grants, exercise of stock appreciation rights or similar equity-based compensation arrangements, (ii) severance or termination pay, (iii) deferred compensation, (iv) expense reimbursements or allowances of any kind, including, but not limited to, tuition reimbursement and car allowances, (v) moving expenses, and (vi) the value of welfare benefits or perquisites or similar items (whether or not includible in gross income). "Compensation" with respect to any Member for any Plan Year shall be limited to $160,000 (or an increased amount permitted in accordance with a cost of living adjustment under section 415(d) of the Code); provided, however, "Compensation" for the 1999 Plan Year shall be limited to $66,666.66.
                  (j) "Disability" shall mean a medically determinable physical or mental impairment which qualifies a Member for Social Security disability benefits. "Disability" shall be determined by the Committee in its absolute discretion on the basis of such medical evidence as the Committee deems necessary or desirable.
                  (k) "Employee" shall mean each and every person who is an employee of a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a

"leased employee" (within the meaning of section 414(n)(2) of the Code) with respect to a Participating Company or a Related Entity. Notwithstanding the foregoing, no person who is a "leased employee" or who a Participating Company determines is not its employee for purposes of wage withholding required under section 3401, et. seq. of the Code (regardless of whether an administrative agency or court rules that such person is a Participating Company's employee for any purpose) shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate in this Plan.
                  (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be further amended from time to time.
                  (m) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.
                  (n) "Fund" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.
                  (o) "Hour of Service" shall mean each hour (i) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (ii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (i) and (ii) above.

                  (p) "Investment Category" shall mean any separate investment fund which is made available under the terms of the Plan.
                  (q) "Investment Manager" shall mean any Fiduciary (other than a Trustee) who:
                           (i)      has the power to manage, acquire, or dispose
of any asset of the Plan,
                           (ii)     is:
                                    (A)     registered as an  investment advisor
under the  Investment  Advisers Act of 1940;
                                    (B)     a bank, as defined in that Act; or
                                    (C)     an insurance  company  qualified  to
perform services described in subsection 1(q)(i) above under the laws of more than one state; and

                           (iii)    has acknowledged  in writing  that  he  is a
Fiduciary  with  respect to the Plan.
                 (r) "Limitation Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.
                 (s) "Matching Account" shall mean the portion of the Member's Accrued Benefit derived from Participating Company contributions under subsection 4(d) hereof adjusted as provided in subsection 4(e).
                 (t) "Member" shall mean each Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof and each other person who has an Accrued Benefit held under the Plan.
                 (u) "Normal Retirement Date" shall mean the date on which a Member attains age 65.
                 (v) "Parent Company Stock" shall mean USABanc.com, Inc. common stock, $1.00 par value.

                  (w) "Participating Company" shall mean each Related Entity with respect to the Company which adopts or is deemed to adopt this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.
                  (x) "Period of Service" shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service or, if applicable, on the date following a Period of Severance of one year or more on which an Employee first is credited with an Hour of Service provided he requalifies for participation under subsection 3(c), and ending on the next following Severance Date; provided, however, the period beginning on the anniversary of the date of an Employee's absence due to maternity or paternity and ending on the second anniversary thereof shall not be included in a Period of Service. A Period of Severance of less than one year shall be included in a Period of Service for all purposes.
                  (y) "Period of Severance" shall mean the period of time commencing on an Employee's Severance Date and ending on the date on which the Employee first again is credited with an Hour of Service, exclusive of periods during which an Employee is on an unpaid leave pursuant to the Family and Medical Leave Act of 1993.
                  (z) "Plan" shall mean the USABanc.com, Inc. Employee Savings Plan as set forth herein effective August 1, 1999, and the same as may be amended from time to time.
                  (aa) "Plan Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st, except that the first Plan Year shall begin on August 1, 1999 and end on December 31, 1999.
                  (ab) "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the

Code, determined without regard to sections 1563(a)(4) and (c)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code and (iv) any entity required to be aggregated with a Participating Company under regulations prescribed under section 414(o) of the Code (to the extent provided in such regulations); provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and Service for purposes of vesting, employment as a "leased employee," within the meaning of section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as employment for a Participating Company or a Related Entity. An entity is a "Related Entity" only during those periods in which it is included in a category described in this subsection.
                  (ac) "Rollover Account" shall mean the portion of the Member's Accrued Benefit derived from contributions made under subsection 4(i)(i) hereof, adjusted as provided in subsection 4(i)(ii).
                  (ad) "Salary Reduction Account" shall mean the portion of the Member's Accrued Benefit derived from contributions made under subsection 4(a) hereof, adjusted as provided in subsection 4(c).
                  (ae) "Service" shall mean the sum of an Employee's Periods of Service. Service is measured in completed years and days, where 365 days of Service equal one completed year of Service.
                  (af) "Severance Date" shall mean the earlier of (i) the date an Employee quits, is discharged (or severed, if later), retires or dies or (ii) the first anniversary of the date an Employee is absent from the employ of all Participating Companies and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination or in accordance with applicable law provided the Employee returns to the employ of a Participating Company or a Related Entity upon completion of the leave. However, if the Employee was on any period of unpaid leave taken pursuant to the Family and Medical Leave Act of 1993, he shall not incur a Severance Date for purposes of subsection l(c) until the leave expires or, if applicable, the date determined under the last sentence of this subsection. Further, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Employee's rights are protected by the Uniform Services Employment and Reemployment Rights Act of 1994 or other federal law and (ii) such Employee returns to employment with a Participating Company or a Related Entity within the period required by law for preservation of his rights. Under such circumstances, an Employee shall receive credit for Service for his entire period of absence. If an Employee on an approved leave of absence or qualified military service does not return to the employ of a Participating Company or a Related Entity upon completion of his leave or expiration of the period provided by law in the case of qualified military service, his Severance Date generally shall be the last day for which he received his regular pay. In addition, for purposes of subsection 1(e), an Employee shall not suffer a Severance Date until the second anniversary of the date on which such Employee is absent from work (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

                  (ag) "Trust Agreement" shall mean the agreement or agreements between the Company and a Trustee under which all or a portion of the Fund is held.
                  (ah) "Trustee" shall mean such person, persons or corporate fiduciary designated to manage and control all or a portion of the Fund pursuant to the terms of the Plan and a Trust Agreement.
                  (ai) "Valuation Date" shall mean any business day the New York Stock Exchange is open for trading and such other dates as the Committee may specify from time to time. With respect to a Member's Accrued Benefit, the business day of initial investment of new contributions or liquidation of a Member's investment credited to an Investment Category for reinvestment or distribution shall be the "Valuation Date" for purposes of determining the amount of investment, reinvestment or distribution.

2.       ADMINISTRATION OF THE PLAN
         --------------------------

                  (a) Allocation of Responsibility. The Board of Directors, the Administrator, the Committee, each Trustee and each Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan's governing instruments. It is intended under this Plan that each Fiduciary be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. Any person may serve in more than one fiduciary capacity.
                  (b) Plan Administrator. The Plan Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code and shall discharge all other duties of a plan administrator under ERISA or the Code with respect to the Plan.
                  (c) Committee. The Committee shall be the Plan's named fiduciary (within the meaning of ERISA) and shall have the power and duty to control and manage the operation and administration of the Plan which shall include, but shall not be limited to, the performance of the following acts:
                           (i)    the  filing  of  all  reports  required of the
Plan, other than those which are the responsibility of the Administrator;
                           (ii)   the distribution to  Members and beneficiaries
of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;
                           (iii)  the  keeping  of   complete   records  of  the
administration of the Plan;

                           (iv)   the promulgation of rules  and regulations for
administration of the Plan consistent with the terms and provisions of the Plan and the Trust Agreement and the establishment of a procedure to determine the qualified status of a domestic relations order;
                           (v)    the establishment of a funding policy and
method for the Plan, including, but not limited to, selecting or establishing Investment Categories for the Plan; and
                           (vi)   the absolute discretion  to interpret the Plan
and its terms, including the absolute discretion to determine any questions of fact arising under the Plan and to make all decisions required by the Plan.
The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons, and (ii) appoint agents, investment advisors, counsel, physicians or other representatives to render advice with regard to any of its responsibilities under the Plan.
                  (d) Powers of Board of Directors. The Board of Directors is responsible for appointing and removing each Trustee, each Investment Manager (if any) and the Committee and for amending the Plan, each Trust Agreement, and each asset management agreement (if any). The Board of Directors may delegate any power or duty it has under the Plan or a Trust Agreement, including, but not limited to, amending the Plan or a Trust Agreement, to a committee of the Board of Directors, to any officer(s) or Employee(s) of the Company or a Related Entity or to any other person or entity, in which case such delegee and not the Board of Directors, shall be responsible for exercise of the delegated functions.
                  (e) Powers of Trustee. Each Trustee and each Investment Manager (if any) is responsible for the management and control of the portion of the Fund over which it has control to the extent provided in its Trust Agreement or asset management agreement, respectively.
                  (f) Claims. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies, the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:
                           (i)  the specific reasons for such denial;
                           (ii) the specific reference to the Plan provisions on
which the denial is based;
                           (iii) a  description  of any additional  material  or
information necessary to perfect the claim and an explanation of why such material or information is needed; and
                           (iv)  an  explanation  of  the  Plan's  claim  review
procedure and the time limitations of this subsection applicable thereto.
A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than

120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.
                  (g) Fiduciary Compensation. Each Fiduciary who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation from the Plan for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Fiduciary who is not already receiving full-time pay from a Participating Company may be paid such reasonable compensation as shall be agreed upon.
                  (h) Plan Expenses. All expenses of administration of the Plan shall be paid out of the Fund unless paid by the Company or a Member. According to uniform rules, the Committee may charge expenses to a particular Investment Category, a particular Member's Accrued Benefit or a particular Member if the Committee determines that such allocation of expense or charge is desirable for the equitable administration of the Plan.
                  (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of a fiduciary obligation by such Fiduciary.
                  (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of a Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

3.       PARTICIPATION IN THE PLAN
         -------------------------

                  (a)      Initial Eligibility
                           (i)     Service Requirement.  Each and every Employee
of a Participating Company on August 1, 1999 who is not excluded under subsection 3(a)(ii) shall be eligible to make contributions under subsection 4(a) and be allocated matching contributions under subsection 4(d) for payroll periods commencing on or after August 1, 1999. Each and every Employee of a Participating Company who first is credited with an Hour of Service after August 1, 1999 who is not excluded under subsection 3(a)(ii) shall be eligible to make contributions under subsection 4(a) for payroll periods commencing more than 90 days after he first is credited with an Hour of Service and be allocated matching contributions under subsection 4(d) for payroll periods beginning on or after the January 1st or July 1st after he completes one year of Service.
                           (ii)     Excluded  Employees.   Notwithstanding   the
foregoing provision of this subsection,
                                    (A)   no Employee whose terms and conditions
of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him;
                                    (B)   no person who is an Employee by reason
of the second sentence of subsection l(k) shall be eligible to participate;

                                    (C)   no  person  a  Participating   Company
determines is not its employee for purposes of federal income tax withholding shall be eligible to participate, regardless of whether an administrative agency or court rules that such Person is a Participating Company's employee for any purpose; and
                                    (D)   no Employee who is a nonresident alien
and who receives no earned income (within the meaning of section 911(d)(2) of the Code) from a Participating Company which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) shall be eligible to participate.
                  (b) Measuring Service. For purposes of measuring Service to satisfy the eligibility provisions, the computation period shall begin with the date on which the Employee first is credited with an Hour of Service.
                  (c) Termination and Requalification. An Employee who has satisfied an applicable Service requirement of subsection 3(a) and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification under sub-section 3(a). An Employee who has a Period of Severance of one year or more shall he treated as a new Employee with respect to any Service requirement he has not satisfied as of his Severance Date.
                  (d) Commencement of Participation. An Employee who satisfies all the requirements for eligibility under subsection 3(a) shall become a Member on the Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Reduction Account under the Plan. An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who does not elect to have amounts withheld from his Compensation shall be deemed a participant in the

Plan to the extent required by ERISA on the date as of which his election to have amounts withheld could have become effective.
                  (e) Special Rule for Rollovers. An Employee of a Participating Company who will be eligible to participate in the Plan after satisfying the Service requirement of subsection 3(a) may make a contribution to the Plan under subsection 4(i). An individual who makes a contribution under subsection 4(i) shall become a Member on the date of his contribution; however, such individual shall not be considered to be a Member for purposes of the remainder of Section 4 until he satisfies the Service requirement of subsection 3(a).
                  (f) Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Accrued Benefit held under the Plan.

4.       MEMBER AND PARTICIPATING COMPANY CONTRIBUTIONS
         ----------------------------------------------
                  (a) Salary Reduction Contributions. Each Employee who becomes eligible to participate under subsection 3(a) may contribute any even multiple of 1%, not to exceed 15%, of his Compensation for a payroll period, as he shall elect in a manner prescribed by the Committee. The Committee may limit further the amount of contribution for all Members or a class of Members as the Committee determines is necessary or desirable to facilitate Plan administration or comply with applicable Code provisions. The initial election to contribute may be effective for any payroll period beginning after the Employee satisfies the Service requirement of subsection 3(a). Such contribution shall be accomplished through direct reduction of Compensation in each payroll period that the election is in effect. For purposes of the Code, such contribution shall be deemed to be made by the Member's employer. A Member may elect to increase, reduce or terminate his contributions as of any payroll period. All such elections shall be made in a manner and shall become effective on the date prescribed therefor by the Committee. Contributions made by Participating Companies under this subsection shall be made at such times as the Company determines and shall be allocated to the Salary Reduction Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld.
                  (b) Salary Reduction Contribution Limitations. Contributions under subsection 4(a) shall be limited as provided below:
                           (i)      Exclusion  Limit.  The  maximum  amount   of
contribution which any Member may make in any calendar year under subsection 4(a) is $10,000 (or such increased annual amount resulting from a cost of living adjustment pursuant to sections 402(g)(5) and 415(d)(1) of the Code), reduced by the amount of elective deferrals by such Member under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contribution under subsection 4(a)
for a Member for any calendar year exceeds $10,000 (or such increased annual amount resulting from an adjustment described above), the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable to such amount) to the Member not later than the April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement or other program subject to the limitations of section 402(g) of the Code, (B) such Member contributes in the aggregate more than the exclusion limit under this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than the March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee may direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan. A Member shall be deemed to have given the notification described in (C) above if the excess results from contributions solely to this Plan or plans sponsored by Related Entities.
                           (ii)     Discrimination  Test Limits.  The  Committee
may limit the maximum amount of contribution for Members who are "highly compensated employees" (as defined below) to the extent it determines that such limitation is necessary to keep the Plan in compliance with section 401(a)(4) or section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation. For purposes of Section 4 of the Plan, the term "highly compensated employee" shall mean an Employee who is described in either or both of the following groups:
                                    (A)     an Employee  who is  a 5%  owner, as
defined in section 416(i)(1) of the Code, at any time during the current Plan Year or the last preceding Plan Year;

                                    (B)     an     Employee     who     receives
"compensation" (as defined below) in excess of $80,000 (or an increased amount resulting from a cost of living adjustment) during the preceding Plan Year and was in the "top-paid" group (as defined below) for the preceding Plan Year.
                           For  purposes  hereof,  the   following   rules   and
definitions shall apply:
                                    (C)     The "top-paid" group consists of the
top 20% of Employees ranked on the basis of "compensation" received during the year. For purposes of determining the number of Employees in the "top-paid" group, Employees described in section 414(q)(5) of the Code and Q&A 9(b) of section 1.414(q)-1T of the regulations thereunder are excluded.
                                    (D)    "Compensation" is compensation within
the meaning of section 415(c)(3) of the Code, and for the 1997 Plan Year also includes elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity under sections 125, 402(e)(3), 402(h)(3), and 403(b) of the Code.
                                    (E)     Employers  aggregated  under section
414(b), (c), (m), or (o) of the Code are treated as a single employer, subject to application of the "separate line of business rules" exception under section 410(b)(5) of the Code.
                  (c) Salary Reduction Account. Each Member's salary reduction contributions, as adjusted for investment gain or loss and income or expense, constitute such Member's Salary Reduction Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Salary Reduction Account.
                  (d)      Participating Company Matching Contributions
                           (i)      Timing.  The  Participating Companies  shall
make matching contributions with respect to each calendar quarter of the Plan Year.

                           (ii)     Eligibility.  Each Member  who  is  eligible
under subsection 3(a) and who has not had a Severance Date before the last business day of a calendar quarter shall be allocated a matching contribution.
                           (iii)    Amount. Each  Participating   Company  shall
contribute with respect to each Member employed by it who is eligible under subsection 3(a) Parent Company Stock in an amount determined under subsection 4(d)(v) based on 50% of the Member's salary reduction contribution for each payroll period ended in the quarter; provided, however, the matching contribution shall apply only to the first 6% of the Member's Compensation for a payroll period. Accordingly, the maximum amount of matching contribution is based on 3% of a Member's Compensation for a payroll period.
                           (iv)   Forfeitures.  Amounts in the Matching Accounts
of Members which have been forfeited pursuant to the provisions of subsections 8(d) and 8(e) hereof during a Plan Year shall be applied to reduce Participating Company contributions required under subsection 4(d)(iii).
                           (v)    Calculation. The Participating Companies shall
satisfy the obligation to make matching contributions by the direct issuance to the Trustee of Parent Company Stock with a value equal to the required matching contributions determined by valuing the contributed Parent Company Stock at the lower of the closing price thereof on the first Valuation Date and last Valuation Date of the calendar quarter for which they are made as listed on the NASDAQ Small Market Quotation (or such other listing as the Committee selects).
                           (vi)   Payment  Date.   The  Participating  Companies
shall pay over to the Fund all contributions required under this subsection no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year ended coincident with or immediately following the end of the Plan Year with respect to which such contributions are to be made.

                  (e) Matching Account. The Participating  Company contributions allocated to a Member under subsection 4(d) as adjusted for the investment gain or loss and income or expense constitute the Member's Matching Account. A Member shall have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Matching Account to the extent provided under Section 8.
                  (f) Compliance  with  Salary Reduction Contributions Discrimi-
nation Tests
                           (i)     Rule.  In no event shall the "actual deferral
percentage" (as defined below) for Members who are "highly compensated employees" in a testing group for any Plan Year bear a relationship to the "actual deferral percentage" for Members who are not "highly compensated employees" in such testing group which does not satisfy either subsection 4(f)(i)(A) or (B) below. The test shall be separately performed for each testing group. Each group of Members who participate in the Plan pursuant to a collective bargaining agreement shall be a separate testing group and all other Members shall be a separate testing group.
                                    (A)     The requirement  shall be  satisfied
for a Plan Year if the "actual deferral percentage" for the Plan Year for the group of Members who are "highly compensated employees" for the Plan Year is not more than the "actual deferral percentage" for the preceding Plan Year of all other Members multiplied by 1.25.
                                    (B)     The requirement  shall be  satisfied
for a Plan Year if (1) the excess of the "actual deferral percentage" for the Plan Year for the Members who are "highly compensated employees" for the Plan Year over the "actual deferral percentage" for the preceding Plan Year of all Members who are not "highly compensated employees" for the preceding Plan Year is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "actual deferral percentage" for Members who are "highly compensated employees" for the Plan

Year is not more than the "actual deferral percentage" of all Members who are not "highly compensated employees" for the preceding Plan Year multiplied by two (or such lower multiple as may be required by applicable regulations under the
Code).
                                    (C)     The Plan may test  using the "actual
deferral percentage" for non- highly compensated employees for the current Plan Year rather than the preceding Plan Year if the Administrator so elects in accordance with applicable rules promulgated pursuant to the Code. The Administrator may only revoke such an election in accordance with applicable rules promulgated pursuant to the Code. Further, unless the Company makes an election under section 401(k)(3)(E) of the Code, the "actual deferral percentage" of non-highly compensated employees for the first Plan Year shall be 3%.
                                    (D)     If the Company elects to apply
section 410(b)(4)(B) of the Code in determining whether the Plan satisfies the requirements of subsection 4(f), the Company may exclude from consideration all non-highly compensated employees who would not have been eligible to participate if the Plan contained the greatest age and service requirements permitted under section 410(a)(1)(A) of the Code.
                           (ii)     ONEC or Refund.  If the  relationship of the
"actual deferral percentages" does not satisfy subsection 4(f)(i) for any Plan Year, the Participating Companies may make "qualified nonelective contributions" (within the meaning of the regulations promulgated under section 401(k) of the
Code) in an equal dollar amount for all or a class of eligible "nonhighly compensated employees". Such contributions shall be treated for all purposes of the Plan as contributions made by a Member under subsection 4(a) for the Plan Year for which they are made and shall be a subaccount of the Member's Salary Reduction Account. If the Participating Companies do not make such contributions or such contributions do not result in satisfaction of subsection 4(f)(i), then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the contributions were made as determined under the Plan's method for allocating income and loss) within twelve months after the close of the Plan Year to the "highly compensated employees" on the basis of the amount of contributions attributable to each until the "excess contribution" is eliminated. The portion of the "excess contribution" attributable to a "highly compensated employee" is determined by reducing the dollar amount of contributions paid over to the Fund on behalf of the "highly compensated employees", starting with the highest dollar amount of such contributions, until the "excess contribution" is eliminated. The amount of "excess contributions" to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year shall be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year. Any refund made to a Member in accordance with this subsection shall be drawn from his Salary Reduction Account.
                           (iii)   Additional Definitions.  For purposes of this
subsection 4(f), the term "Member" shall mean each Employee eligible to make Contributions under subsection 4(a) at any time during a Plan Year. The "actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral ratio" for each Member in the group for such Plan Year. The "actual deferral ratio" for a particular Member for a Plan Year shall be the ratio of the amount of contributions made under subsection 4(a) no later than twelve months after the close of the Plan Year for such Member out of amounts that would have been received by him in the Plan Year but for his election under subsection 4(a) and which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under section 401(k) of the Code or a cafeteria plan under section 125 of the Code; provided, however, the Committee may elect to limit compensation for all Members to amounts paid during the portion of the Plan Year during which the Member was eligible to participate in the Plan or use any definition of compensation permissible under section 414 of the Code and the regulations thereunder. The "excess contribution" for any Plan Year is the excess of the aggregate amount of contributions paid over to the Fund pursuant to subsection 4(a) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection 4(f)(i).
                           (iv)     Aggregation  of  Contributions.  The "actual
deferral ratio" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make elective contributions excludable from income under sections 401(k) and 402(a)(8) of the Code to any plan maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan.
                           (v) Aggregation of Plans. In the event that this Plan
satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(f)(i) shall be applied by determining the "actual deferral ratios" of Members as if all such plans were a single plan.
                           (vi)   Testing Alternatives.  To the extent permitted
by the Code, the Plan may treat contributions made under subsection 4(a) as contributions made under subsection 4(d), and vice versa, to facilitate satisfaction of any applicable nondiscrimination requirement.

                  (g)     Compliance with Participating Company Matching Contri-
butions Discrimination Tests.
                          (i) Rule.  In no event shall  the "actual contribution
percentage" (as defined below) for Members who are "highly compensated employees" for any Plan Year bear a relationship to the "actual contribution percentage" for Members who are not "highly compensated employees" which does not satisfy either subsection 4(g)(i)(A) or (B) below. The requirement of this subsection shall not apply to Members who participate in this Plan pursuant to a collective bargaining agreement, and any such Members shall be excluded from the testing group.
                                    (A)   The requirement shall be satisfied for
a Plan Year if the "actual contribution percentage" for the Plan Year for the group of Members who are "highly compensated employees" for the Plan Year is not more than the "actual contribution percentage" for the preceding Plan Year of all Members who are not "highly compensated employees" for the preceding Plan Year multiplied by 1.25.
                                    (B)   The requirement shall be satisfied for
a Plan Year if (1) the excess of the "actual contribution percentage" for the Plan Year for the Members who are "highly compensated employees" for the Plan Year over the "actual contribution percentage" of all Members who are not "highly compensated employees" for the preceding Plan Year is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "actual contribution percentage" for the Plan Year for Members who are "highly compensated employees" for the Plan Year is not more than the "actual contribution percentage" for the preceding Plan Year of all Members who are not "highly compensated employees" for the preceding Plan Year multiplied by two (or such lower multiple as may be required by applicable regulations under the Code).

                                    (C)     The Plan  may test using the "actual
contribution percentage" for non-highly compensated employees for the current Plan Year rather than the preceding Plan Year if the Administrator so elects in accordance with applicable rules promulgated pursuant to the Code. The Administrator may only revoke such an election in accordance with applicable rules promulgated pursuant to the Code. Further, unless the Company makes an election under section 401(m)(3) of the Code, the "actual contribution percentage" of non-highly compensated employees for the first Plan Year shall be 3%.
                                    (D)     If the  Company elects to apply sec-
tion 410(b)(4)(B) of the Code in determining whether the Plan satisfies the requirements of subsection 4(g) for Plan Years, the Company may exclude from consideration all non-highly compensated employees who would not have been eligible to participate if the Plan contained the greatest age and service requirements permitted under section 410(a)(1)(A) of the Code.
                           (ii)     Refund.  If the  relationship of the "actual
contribution percentages" does not satisfy subsection 4(g)(i) for any Plan Year, then the Administrator shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the contributions were made as determined under the Plan's method for allocating income and loss) within twelve months after the close of the Plan Year to the "highly compensated employees" on the basis of the amount of contributions attributable to each until the "excess aggregate contribution" is eliminated. The portion of the "excess aggregate contribution" attributable to a "highly compensated employee" is determined by reducing the dollar amount of contributions paid over to the Fund on behalf of the "highly compensated employees", starting with the highest dollar amount of such contributions, until the "excess aggregate contribution" is eliminated. Any refund made to a Member in accordance with this subsection shall be drawn from his Matching Account.

Notwithstanding the foregoing, if a Member does not have a 100% nonforfeitable right to his Matching Account under subsection 8(d)(ii), the forfeitable portion of any amount withdrawn from his Matching Account shall be forfeited and the vested portion shall be distributed to the Member.
                           (iii)   Allocation   of   Forfeitures.   Any  amounts
forfeited by "highly compensated employees" under this subsection shall be applied to reduce Participating Company contributions made pursuant to subsection 4(d). Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the account of any "highly compensated employee."
                           (iv)    Additional Definitions.  For purposes of this
subsection 4(g), the term "Member" shall mean each Employee not covered by a collective bargaining agreement eligible to receive a matching contribution under subsection 4(d) at any time during a Plan Year. The "actual contribution percentage" for a specific group of Members for a Plan Year shall be the average of the "actual contribution ratio" for each Member in the group for such Plan Year. The "actual contribution ratio" for a particular Member for a Plan Year shall be the ratio of the sum of (A) the amount of contributions made under subsection 4(d) no later than twelve months after the close of the Plan Year for such Member which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter plus (B) elective contributions of a nonhighly compensated employee which are permitted to be treated as matching contributions under regulations promulgated under section 401(m) of the Code and (C) after tax employee contributions which are Annual Additions, to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under section 401(k) of the Code or a cafeteria plan under section 125 of the Code; provided, however, the

Administrator may elect to limit compensation for all Members to amounts paid during the portion of the Plan Year during which the Member was eligible to participate in the Plan or use any definition of compensation permissible under section 414(s) of the Code and the regulations thereunder. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of matching contributions paid over to the Fund pursuant to subsection 4(d) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such matching contributions permitted for "highly compensated employees" under subsection 4(g)(i).
                           (v)      Aggregation of  Contributions.  The  "actual
contribution ratio" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make after-tax contributions to any plan subject to section 415 of the Code maintained by a Participating Company or a Related Entity or to have employer matching contributions within the meaning of section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan and each other plan.
                           (vi)  Aggregation  of Plans.  In the event  that this
Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(g)(i) shall be applied by determining the "actual contribution ratios" of Members as if all such plans were a single plan.
                           (vii)    Aggregate Limit -- Multiple  Use of Alterna-
tive Limitation. The provisions of section 1.401(m)-2(b) of the regulations under section 401(m) of the Code are hereby incorporated by reference. If the limitation thereof is exceeded, it shall be corrected through reduction of the "actual contribution percentage" in the manner specified in subsection 4(g)(ii) with respect to "highly compensated employees" eligible under both subsection 4(a) and subsection 4(d) of the Plan.
                           (viii)   Testing Alternatives.  To the extent permit-
ted by the Code, the Plan may treat contributions made under subsection 4(a) as contributions made under subsection 4(d), and vice versa, to facilitate satisfaction of any applicable nondiscrimination requirement.
                  (h) Payroll Taxes. The Participating  Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.
                  (i)      Rollovers
                           (i)      Contributions.  Each Employee eligible under
subsection 3(e) and each Member actively employed by a Participating Company may contribute to the Fund an amount constituting an "eligible rollover distribution" from a "qualified trust," both within the meaning of section 402(c)(4) of the Code, from a previous employer's retirement plan (or an individual retirement account consisting solely of an "eligible rollover distribution" from a "qualified trust").
                           (ii)   Rollover Account.  Each Member's contributions
under subsection 4(i)(i), as adjusted for investment gain or loss and income or expense, constitute such Member's Rollover Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Rollover Account.
                           (iii)  Refunds.  If an Employee  makes a contribution
under this subsection 4(i) which the Committee subsequently determines is not eligible for contribution under section 402 of the Code, then the Committee shall take such corrective action as it determines is necessary or appropriate under applicable law.
                  (j)  Other  Member  Contributions.   A  Member  shall  not  be
permitted to make contributions to the Plan other than as permitted under subsection 4(a), 4(i) or 8(d)(iv).
                  (k) Deductibility. All Participating Company contributions are expressly conditioned upon their deductibility for federal income tax purposes. Nondeductible contributions shall be abated and to the extent permitted by applicable law, refunded, starting with contributions made under subsection 4(d).
                  (l) Military  Service.  Notwithstanding  any provision of this
Plan to the contrary, contributions and benefits with respect to qualified military service shall be provided in accordance with section 414(u) of the Code.

5.       MAXIMUM CONTRIBUTIONS AND BENEFITS
         ----------------------------------
                  (a) Defined Contribution Limitation. In the event that the amount allocable to a Member from contributions to the Fund with respect to any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or (ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member with respect to such Plan Year. If the excess amount results from a reasonable error in determining the amount of contribution that may be made under subsection 4(a) without violating the limitation of this subsection, then the excess amount with earnings attributable thereto shall be refunded to the Member. If, (i) as a result of allocution of forfeitures, (ii) a reasonable error in estimating a Member's annual compensation (as defined in subsection 5(d)), or (iii) under other limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the remedy next following, the excess amount with earnings attributable thereto allocable to a Member's Accrued Benefit shall be held in a suspense account and shall be used to reduce contributions allocable to the Member for the next Limitation Year (and succeeding Limitation Years as necessary) provided the Member is covered by the Plan as of the end of the Limitation Year. However, if the Member is not covered by the Plan as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account and shall be allocated, after adjustment for investment gains or losses, among all Employees eligible to make contributions under subsection 4(a) for such Limitation Year as an equal percentage of their Compensation for such Limitation Year. No excess amount may be distributed to a Member or former Member.
                  (b) Combined Limitation. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount required to be contributed to the Fund with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by any Participating Company or Related Entity to exceed the maximum allocation as determined in subsection 5(c), then such amount required to be contributed with respect to such Member shall he reduced by the amount of such excess to determine the actual amount of the contribution with respect to such Member for such Plan Year. Notwithstanding the foregoing, if an excess amount is contributed with respect to any Member, then the excess allocation shall be reallocated or held in a suspense account in accordance with subsection 5(a). The limitation of this subsection shall be applied to the Member's benefit from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.
                  (c) Combined Limitation Computation. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined)
from exceeding 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code and (ii) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would he entitled under the terms of the defined benefit plan based on the assumptions that (i) the Member will continue employment until reaching his normal retirement age under the plan (or current age, if later) at a rate or compensation equal to that for the Limitation Year under consideration and (ii) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of (i) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year and (ii) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year.
                  (d) Definition of "Compensation" for Code Limitations. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this
Section 5, "compensation" for a Limitation Year shall mean the sum of amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member during the Limitation Year plus (i) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which arc not deductible by the Member for federal income tax purposes; (ii) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; (iii) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under section 83(b) of the Code; and (iv) elective deferrals as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by a Participating Company or Related Entity at the election of an Employee and which is not included in gross income of the Employee by reason of section 125 or 457 of the Code. "Compensation" shall not include (i) contributions made by a Participating Company or a Related Entity to a deferred compensation plan to the extent that, before application of the limitations of section 415 of the Code to the plan, such contributions are not includable in the Member's gross income for the taxable year in which contributed, except as provided in the preceding provision; (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under section 219(h) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includable in gross income), (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,
(v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, and (vi) other amounts which receive special tax benefits such as premiums for group term life insurance (to the extent excludable from gross income), except that elective deferrals under sections 402(g)(3), 125 or 457 of the Code shall not be excluded.
                  (e) Transition Provision. Notwithstanding the foregoing provisions of this Section 5, the benefit of a Member on January 1, 1987 under a defined benefit pension plan shall not be less than it was on December 31, 1986 by reason of the reduction in the dollar limit of section 415(b) of the Code which then became effective. However, amounts in excess of the limitation by reason of changes in the terms and conditions of a defined benefit pension plan made after May 5, 1986 shall not be preserved.

6.       ADMINISTRATION OF FUNDS
         -----------------------
                  (a) Investment Control. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company through its Board or Directors may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan. The Committee shall instruct the Trustee or an Investment Manager to establish Investment Categories for selection by the Members and may at any time add to or delete from the Investment Categories.
                  (b) Parent Company Stock. The Committee shall establish an Investment Category consisting primarily of Parent Company Stock. All dividends or other distributions with respect thereto shall be applied to purchase additional Parent Company Stock. Each Member's Matching Account shall be invested in the Parent Company Stock Investment Category. The Trustee may acquire the Parent Company Stock from any source, including the public market, in private transactions, from the Company's treasury shares or from authorized but unissued shares and shall acquire or liquidate Parent Company Stock in accordance with procedures adopted under the Trust Agreement from time to time.
                  (c) Member Elections. In accordance with rules established by the Committee and subject to subsection 6(b), each Member shall have the right to designate the Investment Category or Categories in which new contributions to and prior balances in the Member's Salary Reduction Account and Rollover Account are invested. Any designation or change in designation of Investment Category shall be made in 1% increments in such manner and subject to such limitations as the Committee shall from time to time specify. The designation or change shall become effective as of the Entry Date specified by the Committee on or after which it is received. Any election of Investment Category by any Member shall, on its effective date, cancel any prior election. A Member's Matching Account shall be invested in the Parent

Company Stock Investment Category. A Member shall have no right to direct investment of his Matching Account. The limited right to elect Investment Categories as Set forth herein shall be the sole and exclusive investment power granted to Members. The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category, (ii) to transfer amounts to or from a particular Investment Category or (iii) to transfer amounts between particular Investment Categories, if such limitation is required by the rules establishing an Investment Category. The Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.
                  (d) No Member Election. If a Member does not make a written election of Investment Category, then, except as provided at subsection 6(b), the Committee shall direct that all amounts allocated to such Member be invested in the Investment Category which, in the opinion of the Committee, best protects principal.
                  (e) Facilitation. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with subsection 6(b) or 6(c) and the Trust Agreement.
                  (f) Valuations. The Fund and each Investment Category shall be valued at fair market value as of each Valuation Date.
                  (g) Allocation of Gain or Loss. The Trustee shall maintain a separate account for each Member investment in each Investment Category.

                  (h) Bookkeeping. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Salary Reduction Account, elective contributions under subsection 4(a), qualified nonelective contribution, Matching Account and Rollover Account.

7.       BENEFICIARIES AND DEATH BENEFITS.
         --------------------------------
                  (a) Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the complete distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation shall not he valid unless the spouse consents thereto in writing witnessed by a notary public or authorized representative of the Plan. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee or its designee. If the beneficiary designated pursuant to this subsection dies on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b). Notwithstanding the above, to the extent provided in a qualified domestic relations order (within the meaning of section 414(p) of the Code) the former spouse of the Member may he treated as the spouse of the Member for purposes of this subsection, and the current spouse will not be treated as the Member's spouse for such purposes.
                  (b) Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the

Member's designated beneficiary dies after the Member but before distribution of benefits, then the death benefits shall be paid to the beneficiary's estate.
                  (c)  Proof  of  Death.  The  Committee  may,  as  a  condition precedent to making payment to any beneficiary, require that a death certificate, burial certificate or other evidence of death acceptable to it be furnished.
                  (d) Divorce. If a Member designates his spouse as beneficiary and subsequent to making the designation a decree of divorce is issued which terminates the Member's marriage to such spouse, then the Member's prior beneficiary designation shall be invalid and, unless the Member makes a new designation, the Member shall he treated as having died without designating a beneficiary.

8.       BENEFITS FOR MEMBERS
         --------------------
         The following  are the only  post-employment  benefits  provided by the
Plan:
                  (a)      Retirement Benefit
                           (i)      Valuation.  Each  Member  who retires  on or
after his Normal Retirement Date shall be entitled to a retirement benefit equal to 100% of the Member's Accrued Benefit on the Valuation Date as of which his Accrued Benefit is liquidated for distribution. Distribution will be made at the time and in the manner provided by Section 9. The Accrued Benefit of a Member who continues in Service after his Normal Retirement Date shall become nonforfeitable upon his attaining his Normal Retirement Date.
                           (ii)     Late  Retirement.   A  Member  who continues
employment beyond his Normal Retirement Date shall continue to participate in the Plan.
                  (b) Death Benefit. In the event of the death of a Member, 100% of the Member's Accrued Benefit on the Valuation Date after his death as of which his Accrued Benefit is liquidated for distribution shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (i) to his designated beneficiary or (ii) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).
                  (c) Disability Benefit. In the event a Member suffers a Disability before actual retirement, 100% of the Member's Accrued Benefit on the Valuation Date after his Disability occurs as of which his Accrued Benefit is liquidated for distribution shall constitute his Disability benefit.
                  (d)      Termination of Employment Benefit
                           (i)      Valuation.  In the event a Member terminates
employment with all Participating Companies and all Related Entities for reasons other than those covered by subsections 8(a)- 8(c) above, the Member shall be entitled to receive a benefit equal to 100% of his Accrued Benefit derived from his Salary Reduction and Rollover Accounts and the nonenforceable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of the Member's Matching Account, on the Valuation Date on which his Accrued Benefit is liquidated for distribution.

                           (ii)    Vesting Schedule.  The nonforfeitable portion
of a Member's Accrued Benefit derived from his Matching Account is determined from the table below.

                     Period of Service            Nonforfeitable Percentage
                     -----------------            -------------------------
                     Less than 3 year                         0%
                     3 years or more                        100%

                           (iii)   Crediting Service.  For purposes of determin-
ing Service under subsection 8(d)(ii), the following rules shall apply.
                                    (A)     If a Member has  a Break in Service,
then his Period of Service thereafter shall not be taken into account for purposes of determining the nonforfeitable percentage of the Member's Accrued Benefit derived from Participating Company contributions which accrued prior to such Break in Service.
                                    (B)     If a Member  has a Break  in Service
and no nonforfeitable interest, then his Periods of Service prior to such Break in Service shall not be credited for any purpose.
                                    (C)     In all other  cases, a  Member shall
receive  credit for all his  Periods of  Service.

                  (e) Time of Forfeiture. The nonvested portion of the Matching Account of a Member who separates with no vested interest therein shall be forfeited on the date of separation, subject to the right to restoration as described below. Forfeitures shall be applied to offset the Participating Company matching contributions for the Plan Year in which the forfeiture occurs. If a Member has no nonforfeitable interest in his Matching Account upon termination of employment and the Member returns to employment covered by the Plan before suffering a Break in Service, the Member's Matching Account shall be restored in an amount equal to the dollar amount of the forfeiture, unadjusted by gains or losses subsequent to the forfeiture. Restoration shall be made first from forfeitures in the Plan Year of repayment and second from Participating Company contributions.

9.       DISTRIBUTION OF BENEFITS
         ------------------------
                  (a)      Commencement
                           (i)  Vested and Retirement Benefit. Generally, vested
and retirement benefits shall begin to be paid as soon after the Member's termination of employment as is administratively feasible, but not sooner than 30 days after the Member receives the notice required by section 1.411(a)-11(c) of the regulations under section 411(a)(11) of the Code unless the Member receives written notice that he has a right to a period of at least 30 days after receipt of the notice to consider whether or not to elect a distribution and affirmatively elects after receipt of the notice to accept a distribution rather than the rollover provided for under subsection 9(i). In addition, if the Member's nonforfeitable Accrued Benefit exceeds $5,000, distribution of benefits shall not begin unless the Member consents to such distribution in writing. If the Member does not consent to the distribution, his Accrued Benefit shall be retained in the Fund. Distribution shall commence as soon as administratively feasible after the Member's request for distribution or, if earlier, when a required distribution date under subsection 9(a)(ii) occurs.
                           (ii)     Limitation  and  Required Commencement Date.
In no event other than with the written consent of the Member shall the payment of benefits commence later than the 60th day after the close of the Plan Year in which the latest of the following occurs:
                                    (A) The Member's Normal Retirement Date;
                                    (B) The Member's  termination of employment;
or
                                    (C) The  tenth  anniversary  of the  year in
which the Member first commenced participation in the Plan.
Furthermore, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2 or has a Severance Date, whichever is later; provided, however, if a Member was a 5% owner (as defined in section 416 of the Code) with respect to the Plan at any time during the Plan Year ending in the calendar year in which he attained age 70-1/2, then distribution of benefits must commence no later than the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2.
                           (iii)  Death Benefits.  The payment of death benefits
under the Plan shall be made at such time as the Member's beneficiary shall request but not later than the December 31st of the fifth calendar year following the calendar year or the Member's date of death.
                  (b) Benefit Form. All benefits shall be distributed in one lump sum.
                  (c) Benefit Election. The election or change of election of a time of distribution of benefits shall be in writing on forms prescribed by the Committee.
                  (d) Distributions in Kind. A Member may direct that the Portion of his Accrued Benefit held in Parent Company Stock be distributed to him in kind, except that the value of a fractional share shall be distributed in cash.
                  (e) Deferred Payments. If payment of benefits is deferred, the undistributed value of the benefit shall be retained in the Fund subject to the administrative provisions of the Plan and the Trust Agreement.
                  (f) Withholding. All distributions under the Plan are subject to federal, state and local tax withholding as required by applicable law as in effect from time to time.
                  (g) Compliance with Code Requirements. All forms of benefit distributions and required benefit commencement dates shall be subject to and in compliance with section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement. All required distributions under section 401(a)(9) of the Code shall be made in one lump sum. The provisions of section 401(a)(9) of the Code and the regulations thereunder, including proposed regulation sections 1.401(a)(9)-l and 2, shall override any provision of the Plan inconsistent therewith.
                  (h) Distribution Limitations. Amounts contributed pursuant to subsection 4(a) of the Plan shall not be distributed earlier than upon occurrence of one of the following events:
                           (i)     The Member's retirement, death, disability or
separation  from service  (within the meaning of sections  401(a) and (k) of the
Code);
                           (ii)   The termination of the Plan without establish-
ment or maintenance of another defined  contribution plan (other than an ESOP or
SEP);
                           (iii)  The  Member's  attainment  of  age  59-1/2  or
suffering   hardship;
                           (iv)   The sale or other  disposition by a Participa-
ting Company to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation and provided the acquiring corporation does not maintain the Plan after the disposition; and
                           (v)     The sale or other disposition by a Participa-
ting  Company of its interest in a  subsidiary  to an unrelated  entity but only with respect to employees who continue employment with the subsidiary and provided the acquiring entity does not maintain the Plan after the disposition. Subsections 9(h)(ii), (iv) and (v), above, apply only if the distribution is in the form of a lump sum. Subsections 9(h)(iv) and (v), above, apply if the transferor corporation continues to maintain the Plan. This subsection 9(h) shall not be construed as giving a Member a right to a distribution not otherwise expressly provided for by another subsection of the Plan.
                  (i) Rollover Election. Notwithstanding any provision or the Plan to the contrary that would otherwise limit a "distributee's" election under this subsection, a "distributee" may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover". For purposes of this subsection, the definitions specified below shall apply:
                           (i)      Eligible Rollover Distribution.  An eligible
rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
                           (ii)   Eligible Retirement Plan.  An eligible retire-
ment plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
                           (iii)    Distributee.   A   distributee  includes  an
Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest off the spouse or former spouse.

                           (iv)    Direct Rollover.  A direct rollover is a pay-
ment by the Plan to the eligible retirement plan specified by the distributee.

10. IN-SERVICE DISTRIBUTIONS.
    ------------------------
                  (a) General Rule. Except as provided in subsections 10(b)-10(d) below, a Member shall not be permitted to receive any distribution from the Plan prior to his Severance Date.
                  (b) Elective Distributions. A Member may elect that all or a portion of his Rollover Account be distributed to him as soon as administratively feasible following his delivery of a written request to the Committee on the form the Committee prescribes for that purpose.
                  (c) Age 59-1/2. A Member who has attained age 59-1/2 may elect that all or a portion of his Salary Reduction Account be distributed to him as soon as administratively feasible following his delivery of a written request to the Committee on the form the Committee prescribes for that purpose.
                  (d) Hardship. A Member shall have the right to receive an in-service distribution from his Salary Reduction Account on account of hardship. A distribution is on account of hardship only if the distribution both
(i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.
                           (i)  Need.  A distribution shall be deemed to be made
on account of an immediate and heavy financial need of the Member if the distribution is on account of (A) medical expenses described in section 213(d) of the Code incurred or to be incurred by the Member, the Member's spouse or any dependent of the Member (as defined in section 152 of the Code); (B) purchase (excluding mortgage payments) of a principal residence for the Member; (C) payment of tuition and related educational fees, including room and board expenses, for the next twelve months of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in section 152 of the Code); (D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or (E) such other reason as the

Commissioner of Internal Revenue specifies as a deemed immediate and heavy financial need through the publication of regulations, revenue rulings, notices or other documents of general applicability.
                           (ii)     Satisfaction of Need.   A distribution shall
be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.
                                    (A)     The distribution is not in excess of
the amount of the immediate and heavy financial need of the Member, which amount shall be deemed to include anticipated federal, state and local income taxes and penalties.
                                    (B)     The Member has  obtained all distri-
butions, other than hardship distributions, and all nontaxable loans currently available under all plans subject to section 415 of the Code maintained by any Participating Company or any Related Entity.
                                    (C)     The Member's elective  contributions
under this Plan and each other deferred compensation plan (within the meaning of regulations under section 401(k) of the Code) maintained by a Participating Company or a Related Entity in which the Member participates shall be suspended for twelve full calendar months after receipt of the distribution.
                                    (D)     The Member does not (and is not per-
mitted to) make elective contributions under this Plan or any other plan main-tained by a Participating Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such next taxable year reduced by the amount of the Member's elective contributions for the taxable year of the hardship distribution.
                           (iii)   Limitations.   Distributions  on  account  of
hardship shall be limited, to the lesser of the value of the Member's Salary Reduction Account or the sum of the Member's elective contributions under subsection 4(a). The Committee may prescribe rules with respect to the order of Investment Category from which the distribution shall be paid.
                           (iv)   Prior Withdrawal.  A Member  shall not be per-
mitted to receive a distribution under this subsection 10(d) until be has withdrawn all amounts which are withdrawable under subsections 10(b) and (c).
                           (v)    Fees.  The Committee may adopt a rule pursuant
to subsection 2(h) imposing a reasonable fee on a Member who elects a distribution under subsection 10(d) for processing his distribution.

11.      LOANS.
         -----
                  (a) Availability. The Committee shall direct that a bona fide loan be made from the Fund to any Member who requests the same, provided the Member (i) pays any application or processing fee which the Committee uniformly charges with respect to loan requests and (ii) on the date the loan would be disbursed is employed by a Participating Company or Related Entity. All such loans shall be subject to the requirements of this Section which shall be deemed to include written rules prescribed by the Committee from time to time with respect to loans. Eligibility for and the rules with respect to loans shall be uniformly applied.
                  (b) Minimum Requirements. Loans shall be subject to the fol-lowing rates:
                           (i)    Principal Amount.  The principal amount of the
loan to a Member may not be less than $1,000 and may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is made or (B) 50% of the Member's nonforfeitable Accrued Benefit on the date on which the loan is made. Notwithstanding the foregoing limitation, the principal amount of' any loan shall not include any amount in the Member's Matching Account.
                           (ii)     Maximum Term.  The term of  the loan may not
exceed five years. If a Member's employment with all Participating Companies and Related Entities terminates for any reason, the loan shall be due and payable on the last day of the calendar quarter following the calendar quarter in which employment terminated.

                           (iii)    Interest Rate.  The interest rate shall be a
rate charged by commercial lenders for comparable loans on the date the loan request is approved, as determined by the Committee.
                           (iv)    Repayment.  The loan shall be repaid over its
term in level installment payments corresponding to the Member's payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment for all periods he is employed by a Participating Company. Notwithstanding the foregoing, the loan repayment of a Member who is in qualified military service within the meaning of section 414(u) of the Code shall be suspended to the extent permitted by section 414(u) of the Code.
                           (v)     Collateral.  The loan shall be secured by 50%
of the Member's nonforfeitable Accrued Benefit;
                           (vi)    Distribution of Accrued Benefit.  If the non-
forfeitable portion of a Member's Accrued Benefit is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan and the note shall be distributed.
                           (vii)  Notes.  All loans shall be evidenced by a note
containing such terms and conditions as the Committee shall require.
                           (viii)   Multiple Loans.  A Member shall be permitted
only one outstanding loan at any time and may apply for only one loan during any twelve-month period.
                           (ix) Fees. The Committee may adopt a rule pursuant to
subsections, 2(h) and 11(a) of the Plan imposing a reasonable fee on a Member who borrows under this Section 11 for processing his loan application, preparing his loan documentation or administering his loan.

                  (c) Accounting. The Committee may prescribe rules with respect to the order of the Accounts and Investment Categories from which the principal amount of any loan shall be drawn. The loan shall be treated as a separate Investment Category of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to the borrowing Member, with repayment of principal credited to the Member's Accounts from which it was withdrawn in the order the Committee prescribes. The repayment shall be invested in accordance with the Member's current election for new contributions.

12.      TITLE TO ASSETS.
         ---------------
         No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

13.      AMENDMENT AND TERMINATION.
         -------------------------
                  (a) Amendment. The provisions of this Plan may be amended by the Board of Directors (or its delagee as authorized by subsection 2(d)) from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and that no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment. No amendment to the Plan's vesting schedule shall reduce the nonforfeitable percentage of any Member to an amount less than it was on the later of the amendment's effective date or adoption date as determined without regard to such amendment. Further, each Member who has completed three Years of Service on the later of the date an amendment to the Plan's vesting schedule  is  adopted or  effective  shall  have his  nonforfeitable  percentage determined without regard to the amendment if such provides a greater nonforfeitable percentage.
                  (b) Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the Company nevertheless expressly reserves the right by action of the Board of Directors to terminate the Plan in whole or in part or discontinue contributions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.
                  (c) Conduct on Termination. If the Plan is to be terminated at any time, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as, of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accrued Benefits of the Members at the date of termination, partial termination or discontinuance of contributions in accordance with subsection 6(g). Upon termination, partial termination or discontinuance of contributions, the Accrued Benefits of Members affected thereby shall become fully vested and shall not thereafter be subject to forfeiture in whole or in part. The Committee shall instruct the Trustee to continue to control and manage the Fund for the benefit of Members to whom distributions will be made at the time and in the manner provided in Section 9. Notwithstanding the foregoing, incident to a termination or a discontinuance of contributions, the Company may amend the Plan and the Trust Agreement to provide for distribution of Accrued Benefits to each affected Member provided such distribution does not violate any applicable provision of subsection 9(h) of the Plan or section 401(a) or 401(k) of the Code.

14.      LIMITATION OF RIGHTS.
         --------------------
                  (a) Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which be may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries in accordance with the Plan. This subsection shall not apply to the enforcement of a federal tax levy made pursuant to the Code, the collection by the United States on a judgment resulting from an unpaid tax assessment, the pledging of a Member's Accrued Benefit as security for a loan made to such Member under
Section 11 or any other exception set forth in the regulations under section 401(a)(13) of the Code.
                  (b) Qualified Domestic Relations Order Exception. Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code. Notwithstanding Sections 8-10, distribution to an alternate payee pursuant to a qualified domestic relations order shall be made (i) at the time specified in such order or (ii) if the order permits, as soon after the Committee approves the order as is administratively feasible provided such distribution is permitted under applicable provisions of the Code.
                  (c) Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or ally person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust

Agreement or the Plan or conferred by affirmative action of the Company, the Trustee or the Committee in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.      MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS
         ---------------------------------------------------
         In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

16.      PARTICIPATION BY RELATED ENTITIES.
         ---------------------------------
                  (a) Commencement. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement. If the Board of Directors designates a Related Entity as a Participating Company, then it shall be deemed a Participating Company without the necessity for action by its separate board of directors.
                  (b) Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be perfected by a duly executed instrument delivered to the Trustee instructing the Trustee to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund. On the date a Participating Company ceases to be a Related Entity, its participation in the Plan shall terminate and Members in its employ shall be treated as having a Severance Date; however, no affected Member shall be eligible for distribution of his Accrued Benefit unless the Committee determines that distribution will not adversely affect the Plan's qualified status under the Code. Alternatively, the Board of Directors may, but is not required to, provide for a transfer in accordance with Section 15 of the Accrued Benefits of affected Members to a separate plan which the former Related Entity adopts.
                  (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.
                  (d) Delegation of Authority. Each Participating Company, by adopting (or being deemed to have adopted) the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

17. TOP-HEAVY REQUIREMENTS.
    ----------------------
                  (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group, as determined under subsection 17(b), the special requirements of this Section shall apply.
                  (b) Calculation of Top-Heavy Status. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of. the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees," excluding "employees" who were "key employees" in prior Plan Years only.
                  (c)  Definitions.   For  purposes  of  this  Section  17,  the
following definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder;
                           (i)      "Aggregation Group" shall mean the plans (if
a Participating Company or a Related Entity included below within the following categories:
                                    (A) each such plan in which a "key employee"
is a participant including a terminated plan in which a "key employee" was a participant within the five-years ending on the "determination date";
                                    (B) each other  such plan  which enables any
plan in subsection (A) above to meet the requirements of section 401(a)(4) or 410 of the Code; and
                                    (C) each  other  plan  not  required  to  be
included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of sections 401(a) and 410 of the Code with such plan being taken into account.
                           (ii)    "Cumulative Account" for any "employee" shall
mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date," increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date." For a defined benefit plan, the present value of the accrued benefit as of any particular "determination date" shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of section 411
(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the "determination date." For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for any Participating Company or a Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the aggregation group. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall


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be included  in an  "employee's"  "cumulative  account"  unless the  transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or a Related Entity.
                           (iii) "Determination Date" shall mean with respect to
any Plan Year the last day of the preceding Plan Year, except that the "determination date" for the first Plan Year shall be the last day of that Plan Year.
                           (iv)    "Employee" shall mean any person (including a
beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or any one of the four preceding Plan Years. Any "employee" other than a "key employee" described in subsection 17(c)(v) shall be considered a "non-key employee" for purposes of this Section 17.
                           (v)      "Key Employee" shall  mean any "employee" or
former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:
                                    (A)    an officer of a Participating Company
or a Related Entity whose compensation (as defined in subsection 5(d)) exceeds 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;
                                    (B)     one of the ten persons employed by a
Participating Company or a Related Entity both having annual compensation (as defined in subsection 5(d)) greater than the limitation in effect under section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests (but at least more than a 0.5% interest) in the Participating


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Companies and all Related Entities.  For purposes of this subsection (B), if two
"employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;
                                    (C)     any person owning  (or considered as
owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of all Participating Companies or Related Entities or stock possessing more than 5% of the total combined voting power of such stock;
                                    (D)     a person who  would be  described in
subsection (C) above if 1% were substituted for 5 % each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000.
For  purposes  of  determining   ownership   under  this   subsection,   section
318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.
                  (d)  Combined   Benefit   Limitation.   For  purposes  of  the
calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection.
                  (e) Vesting. The nonforfeitable portion of a Member's Accrued Benefit derived from his Matching Account shall continue to vest according to the schedule set forth in subsection 8(d)(ii).
                  (f)  Minimum   Contribution.   Minimum  Participating  Company
contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 5(d)) or the highest percentage of such compensation limited to $150,000 (or an increased amount resulting from a cost of living adjustment under section 415(d) of the Code) contributed for any "key employee" under subsections 4(a) and 4(d). For purposes of meeting the minimum contribution requirement, employer social security contributions and elective contributions on behalf of "employees" other than "key employees" shall be disregarded. Each "non-key employee" of a


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Participating  Company who has not separated from service at the end of the Plan
Year and who has satisfied the eligibility requirements or subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year, (ii)
earnings   level  for  the  Plan  Year  or  (iii)  whether  be  elects  to  make contributions under subsection 4(a). If an "employee" participates in both this Plan and another defined contribution plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the other plan. Furthermore, if an "employee" participates in both this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.



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



18.      MISCELLANEOUS.
         -------------
                  (a) Incapacity. If the Committee receives a copy of a certified court order, or other binding legal certification, that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee shall direct that payments be made to such person's legally appointed guardian or other representative. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.
                  (b) Reversions. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.
                           (i)   Mistake of Fact.  In the case of a contribution
made by a good faith mistake or fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.
                           (ii)   Deductibility.  To the extent deduction of any
contribution determined by the Company to be deductible is disallowed, the Trustee shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.
                           (iii) Limitation.  No return of contribution shall be
made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contributions not been made.


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                           (iv)    Compliance Refund.  This subsection shall not
preclude refunds made in accordance with subsection 4(b)(i), 4(f)(ii), 4(g)(ii) or 4(i)(iii).
                  (c) Employee Data. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.
                  (d) In Writing Requirement. Unless otherwise required by law, a requirement that a transaction or consent under the Plan be "in writing" may, at the discretion of the Committee, be effected through an interactive telephone system or by other types of electronic communication.
                  (e) Doubt as to Right to Payment. If at any time any doubt exists as to the right or any person to any payment under the Plan or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee may direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).
                  (f) Inability to Locate Distributee. Notwithstanding any other provision of the Plan, if the Committee cannot locate any person to whom a payment is due under this Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Committee shall determine in its


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sole  discretion  (but in all  events  prior  to the  time  such  benefit  would otherwise escheat under any applicable state law); provided, that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit.
                  (g)   Estoppel  of  Members  and  Their   Beneficiaries.   The
Participating Companies, Committee and Trustee may rely upon any certificate, statement or other representation made to them by an Employee, Member or beneficiary with respect to age, length of service, leave of absence, date of cessation of employment, marital status, or other fact required to be determined under any other provisions of this Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an Employee or Member shall be conclusively binding upon such Employee or Member and his beneficiary, and such Employee, Member or beneficiary shall thereafter and forever be estopped from disputing
the  truth   and   correctness   of  such   certificate,   statement   or  other
representation. Any such certificate statement or other representation made by a Member's beneficiary shall be conclusively binding upon such beneficiary and such beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.
                  (h) Law Governing. This Plan shall be construed, administered and applied in a manner consistent with the laws of the Commonwealth of Pennsylvania where those laws are not superseded by federal law.
                  (i) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.
                  (j)  Interpretation.   The  Plan  is  a  profit  sharing  plan
including a qualified, tax exempt trust under sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under


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section  401(k)(2)  of the  Code.  The  Plan  shall be  interpreted  in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.
         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed hereto, this _____ day of July, 1999.


                                            USABANC.COM, INC.
Attest:



----------------------------                 By:
Secretary                                         ------------------------------


(Corporate Seal)



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